                                                                    EXHIBIT 3.14


                                     BYLAWS

                                       OF

                    UNIVERSAL CABLE OF BEAVER, OKLAHOMA, INC.

                             A DELAWARE CORPORATION

                                     BYLAWS
                                       OF
                    UNIVERSAL CABLE OF BEAVER, OKLAHOMA, INC.
                             A DELAWARE CORPORATION

                                TABLE OF CONTENTS


                                    ARTICLE I
                                  STOCKHOLDERS

Section 1 .......................................................     1
Section 2 .......................................................     1
Section 3 .......................................................     1
Section 4 .......................................................     2
Section 5 .......................................................     2
Section 6 .......................................................     2
Section 7 .......................................................     3
Section 8 .......................................................     3
Section 9 .......................................................     3
Section 10 ......................................................     4
Section 11 ......................................................     4

                                 ARTICLE II
                             BOARD OF DIRECTORS

Section 1 .......................................................     4
Section 2 .......................................................     5
Section 3 .......................................................     5
Section 4 .......................................................     5
Section 5 .......................................................     5
Section 6 .......................................................     5
Section 7 .......................................................     6
Section 8 .......................................................     6
Section 9 .......................................................     6
Section 10 ......................................................     6
Section 11 ......................................................     7
Section 12 ......................................................     7
Section 13 ......................................................     7
Section 14 ......................................................     7
Section 15 ......................................................     8

                                ARTICLE III
                                  OFFICERS

Section 1 .......................................................     8
Section 2 .......................................................     8



                                       i

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

Section 3 .......................................................      8
Section 4 .......................................................      9
Section 5 .......................................................      9
Section 6 .......................................................      9
Section 7 .......................................................      9
Section 8 .......................................................      9
Section 9 .......................................................      9
Section 10 ......................................................     10


                                 ARTICLE IV
                  GENERAL PROVISIONS RELATING TO MEETINGS

Section 1 .......................................................     10
Section 2 .......................................................     10
Section 3 .......................................................     11
Section 4 .......................................................     11

                                ARTICLE V

                           INDEMNIFICATION ......................     11


                               ARTICLE VI

                        MISCELLANEOUS PROVISIONS

Section 1 .......................................................     12
Section 2 .......................................................     12
Section 3 .......................................................     13
Section 4 .......................................................     13
Section 5 .......................................................     13
Section 6 .......................................................     13



                                       ii

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                                    BYLAWS OF

                    UNIVERSAL CABLE OF BEAVER, OKLAHOMA, INC.

                             A Delaware Corporation

                                    PREAMBLE

         These bylaws are subject to, and governed by, the Delaware General Corporation Law and the Certificate of Incorporation of Universal Cable of Beaver, Oklahoma, Inc. (the "Corporation"). In the event of a direct conflict between any provision of these bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the Certificate of Incorporation of the Corporation, such provisions of the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation, as the case may be, will be controlling. Furthermore, in the event of a direct conflict between any provision of these bylaws and any provision of the Stock Purchase Agreement, dated as of February 3, 1987, among Universal Cable Holdings, Inc., a Delaware corporation, MVenture Corp., a Texas corporation, Rust Capital Ltd., a limited partnership organized under Texas law, Communications Partners, Ltd., a limited partnership organized under Texas law, and Jay J. O'Neal, as amended from time to time (the "Purchase Agreement"), the Purchase Agreement shall be controlling.

                                    ARTICLE I

                                  STOCKHOLDERS

         Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may come before the meeting shall be held during each calendar year on such date and at such time as shall be designated from time to time by the board of directors (the "Board").

         Section 2. Special Meetings. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Board or the president and shall be called by the president or secretary at the request in writing of stockholders of record owning at least fifty percent of the shares of stock of the Corporation outstanding and entitled to vote,

         Section 3. Notice of Meetings. Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes thereof, shall be given personally or by mail in a postage prepaid envelope to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of such meeting, and, if mailed, shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the secretary of the Corporation, a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board shall fix, after the adjournment, a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting,

         Section 4. Place of Meetings. Meetings of the stockholders may be held at such place, within or without the State of Delaware, as the Board or the officer calling the same shall specify in the notice of such meeting, or in a duly executed waiver of notice thereof.

         Section 5. Quorum. At all meetings of the stockholders the holders of a majority of the votes of the shares of stock of the corporation issued and outstanding and entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of any business, except when stockholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class shall be present in person or by proxy, or except as otherwise provided by statute or in the Certificate of Incorporation. In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote, or if no stockholder entitled to vote is present, then any officer of the Corporation may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

         Section 6. Organization. Unless some other person or persons are elected by a majority of those stockholders present, in person or by proxy and entitled to vote, the president shall act as chairman of the meeting. The secretary, or in his absence

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or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

         Section 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

         Section 8. Voting. Except as otherwise provided by statute, by the Certificate of Incorporation, or by any certificate duly filed in the State of Delaware pursuant to Section 151 of the Delaware General Corporation Law, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation on the date fixed by the Board as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or if such record date shall not have been so fixed, then at the close of business on the day next preceding the date on which notice thereof shall be given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; or each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, these bylaws, or the Certificate of Incorporation, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes, or when stockholders are required to vote by class by a majority of the votes of the appropriate class, cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         Section 9. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 10. Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the beat of his ability. The inspectors shall determine, in number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct.

         Section 11. Consent of Stockholders in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders can be dispensed with. (1) if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or (2) unless the Certificate of Incorporation provides otherwise, with the written consent of the holders of not less than the minimum percentage of the total vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders not signing such written consent of the taking of corporate action without a meeting and by less than unanimous written consent.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the

Certificate of Incorporation directed or required to be exercised or done by the stockholders.

         Section 2. Delegation. Until such time as Universal Cable Holdings, Inc., a Delaware corporation, shall have completed the initial public offering of its securities, the Board shall not delegate any of its duties to an executive committee or any other committee.

         Section 3. Number, Qualifications, Election, and Term of Office. The number of directors of the Corporation shall be such number as a majority of the entire Board may from time to time establish, subject to the provisions of
Section 11 of this Article II. All of the directors shall be of full age. Directors need not be stockholders. Except as otherwise provided by statute or these bylaws, the directors shall be elected at the annual meeting of the stockholders for the election of directors at which a quorum is present, and the persons receiving a plurality of the votes cast at such election shall be elected. Each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been duly elected and qualified or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these bylaws, or as otherwise provided by statute or the Certificate of Incorporation.

         Section 4. Place of Meeting. Meetings of the Board may be held at such place, within or without the State of Delaware, as the Board may from time to time determine or shall be specified in the notice or waiver of notice of such meeting.

         Section 5. First Meeting. The Board shall meet for the purpose of organization, the election of officers, and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of Delaware) which shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article II.

         Section 6. Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board may from time to time determine. Notice of regular meetings of the Board need not be given except as otherwise required by statute or these bylaws. However, unless the director designated by the Buyers pursuant to the Purchase Agreement is present at the meeting, the business to be transacted at the meeting shall be limited to matters included in the notice of the meeting (or an agenda accompanying such notice) given to each director at least 24 hours (or at least three days if sent by mail) before such meeting.

         Section 7. Special Meetings. Special meetings of the Board may be called by one or more directors of the Corporation or by the president. However, unless the director designated by the Buyers pursuant to the Purchase Agreement is present at the meeting, the business to be transacted at the meeting shall be limited to matters included in the notice of the meeting (or an agenda accompanying such notice) given to each director at least 24 hours (or at least three days if sent by mail) before such meeting.

         Section 8. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director either personally or by telephone, telegraph cable or wireless, at least twenty-four hours before the time at which such meeting is to be held or by first-class mail, postage prepaid, addressed to him at his residence, or usual place of business, at least three days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Except as otherwise specifically required by these bylaws, a notice or waiver of notice of any regular or special meeting need not state the purpose of such meeting.

         Section 9. Quorum and Manner of Acting. A majority of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute, the Certificate of Incorporation, or these bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat, or if no director be present, the secretary, may adjourn such meeting to another time and place, or such meeting, unless it be the first meeting of the Board, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Article III of these bylaws, the directors shall act only as a Board and the individual directors shall have no power as such.

         Section 10. Unanimous Vote Required. Until such time as Universal Cable Holdings, Inc., a Delaware corporation, shall have completed the initial public offering of its securities, the affirmative vote of the entire Board shall be necessary to approve any of the matters specified in Section 13 of the Purchase Agreement.

         Section 11. Organization. At each meetIng of the Board, a director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat, The secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

         Section 12. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board or the president or the secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, but in no event may the effective time of such resignation be prior to the time such notice is given; and, unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

         Section 13. Vacancies. Vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time a vacancy exists, a newly-created directorship is created, or a vacancy or newly-created directorship is filled pursuant to the first sentence of this paragraph, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of the holders of not less than ten percent of all shares entitled to vote for such directors, summarily order an election to be held to fill any such vacancies or newly-created directorships, or to replace the directors chosen by the directors to fill such vacancy or newly-created directorship. Except as otherwise provided in these bylaws, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

         Section 14. Removal of Directors. Subject to the provisions of the Purchase Agreement, except as otherwise provided in the Certificate of Incorporation or in these bylaws, any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the votes of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for the purpose; and the vacancy in the Board caused by any such removal may be filled by such stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, as in these bylaws provided.

         Section 15. Compensation. The Board shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE III

                                    OFFICERS

         Section 1. Number and Qualifications. The Corporation shall have a president, one or more vice presidents, a secretary, and a treasurer and such other officers and agents as the Board may deem desirable. Any two or more offices may be held by the same person. Such officers shall be elected from time to time by the Board, each to hold office until the meeting of the Board following the next annual meeting of the stockholders, or until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these bylaws. The Board may from time to time elect such other officers, and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

         Section 2. Resignation. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the president or the secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, but in no event may the effective time be prior to the time such notice is given; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3. Removal. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board at any meeting of the Board. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

         Section 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these bylaws for the regular election or appointment of such office.

         Section 5. Officers, Bonds or Other Security. If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

         Section 6. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board; provided, however, that the Board may delegate to the president the power to fix the compensation of officers and agents appointed by the president. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

         Section 7. President. The president shall be the chief executive officer of the Corporation and shall have the general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed. He shall perform all duties incident to the office of president and Chief Executive Officer and such other duties as may from time to time be assigned to him by the Board.

         Section 8. Vice President. The vice president shall be vested with all the powers and shall be required to perform all the duties of the president in his absence or disability and shall perform such other duties as may be prescribed by the Board or the president.

         Section 9. Secretary. The secretary shall:

              (a) Keep or cause to be kept in one or more books provided for that purpose, the minutes of the meetings of the Board, the committees of the Board and the stockholders;

              (b) See that all notices are duly given in accordance with the provisions of these bylaws and as required by law;

              (a) Be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

              (d) See that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

              (e) In general, perform all the duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the Board or the president.

         Section 10. Treasurer. The treasurer shall be the chief financial officer of the Corporation and shall exercise general supervision over the receipt, custody, and disbursements of corporate funds. He shall have such further powers and duties as may be conferred upon him from time to time by the president or the board of directors.

                                   ARTICLE IV

                     GENERAL PROVISIONS RELATING TO MEETINGS

         Section 1. Notice. Whenever by law, the certificate of incorporation, or these bylaws, notice is required to be given to any stockholder, director, or committee member and no provision is made as to how such notice shall be given, it shall be construed to mean that notice maybe given either (a) in person, (b) in writing, by mail, or (c) except in the case of a stockholder, by telegram, telex, cable, telecopies, or similar means. Any notice required or permitted to be given hereunder (other than personal notice) shall be addressed to such stockholder, director, or committee member at his address as it appears on the books of the Corporation or, in the case of a stockholder, on the stock transfer records of the Corporation or at such other place as such stockholder, director, or committee member is known to be at the time notice is mailed or transmitted. Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail, postage prepaid. Any notice required or permitted to be given by telegram, telex, cable, telecopier, or similar means shall be deemed to be delivered and given at the time transmitted,

         Section 2. Waiver of Notice. Whenever by law, the certificate of incorporation, or these bylaws, any notice is required to be given to any stockholder, director, or committee member of the Corporation a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 3. Telephone and Similar Meetings. Stockholders, directors, or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 4. Action Without Meeting. Any action which may be taken, or is required by law, the certificate of incorporation, or these bylaws to be taken, at a meeting of stockholders, directors, or committee members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders, directors, or committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect, as of the date stated therein, as a unanimous vote of such stockholders (or the minimum percentage of the total vote required by statute as provided in Section 11 of Article I), directors, or committee members, as the case may be, and may be stated as such in any document filed with the Secretary of State of Delaware or in any certificate or other document delivered to any person. The consent may be in one or more counterparts so long as each stockholder, director, or committee member signs one of the counterparts. The signed consent shall be placed in the minute books of the Corporation.

                                    ARTICLE V

                                 INDEMNIFICATION

         The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be

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
    amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

         As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         Section 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of each year.

         Section 2. Amendments. These bylaws may be amended or repealed, or new bylaws may be adopted (1) at any annual or special meeting of the stockholders, by a majority of the total votes of the stockholders, present or in person or represented by proxy and entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in these bylaws, which notice shall mention that amendment or repeal of these bylaws, or the adoption of new bylaws, is one of the purposes of such meeting; (2) by written consent of the stockholders pursuant to Section 11 of Article I; or (3) by action of the board of directors.

         Section 3. Seal. The seal, if any, of the Corporation shall be in such form as may be approved from time to time by the

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    board of directors. If the board of directors approves a seal, the affixation of such seal shall not be required to create a valid and binding obligation against the Corporation.

         Section 4. Securities of other Corporations. The president or any vice president of the Corporation or any other person authorized by resolution of the board of directors shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

         Section 5. Invalid Provisions. If any provision of these bylaws is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; these bylaws shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of these bylaws a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         Section 6. Headings. The headings used in these bylaws are for reference purposes only and do not affect in any way the meaning or interpretation of these bylaws.

         The undersigned, the secretary of the Corporation, hereby certifies that the foregoing bylaws were adopted by the board of directors of the Corporation as of the 5th day of June, 1987.


                                                  /s/ ERIC C. NEUMAN
                                                  ------------------------------
                                                      Eric C. Neuman, Secretary

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